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                                                                      Exhibit 11

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
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------


                                          Fiscal Three Months Ended                   Fiscal Nine Months Ended
                                   ----------------------------------------    ----------------------------------------
                                      Dec. 31, 1997        Dec. 31, 1996         Dec. 31, 1997         Dec. 31, 1996
                                       (13 weeks)            (13 weeks)            (39 weeks)            (39 weeks)
                                   ------------------    ------------------    ------------------    ------------------

BASIC EARNINGS PER SHARE
------------------------

Average shares outstanding                 18,252,000            17,863,000            18,176,000            17,891,000
                                   ==================    ==================    ==================    ==================


Net income                         $        8,198,000    $        5,281,000    $       20,726,000    $       17,012,000
                                   ==================    ==================    ==================    ==================

Basic net income per share         $             0.45    $              .29    $             1.14    $             0.95
                                   ==================    ==================    ==================    ==================


DILUTED EARNINGS PER SHARE
--------------------------

Average shares outstanding                 18,252,000            17,863,000            18,176,000            17,891,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                  254,000               363,000               278,000               331,000
                                   ------------------    ------------------    ------------------    ------------------

            TOTAL                          18,506,000            18,226,000            18,454,000            18,222,000
                                   ==================    ==================    ==================    ==================


Net income                         $        8,198,000    $        5,281,000    $       20,726,000    $       17,012,000
                                   ==================    ==================    ==================    ==================

Diluted net income per share       $             0.44    $             0.29    $             1.12    $             0.94
                                   ==================    ==================    ==================    ==================

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